UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23129 Cajalco Road, Perris, CA 92570

(Address of principal executive offices)

888-685-7336

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 9, 2015, Gopher Protocol Inc. (the “Company”) filed a new patent in connection with the Company's development of a system, method and software application for mobile database management and sharing over private, secured network.

The patent contemplates that a system will manage databases of all types including media, textual, graphical and secured communication information. The system will work with a proprietary integrated circuit (IC) within mobile devices. Working together with the IC and the mobile software application, it is the intent that the system will share all mobile database types with all other, same mobile ICs that are installed on other mobile devices, worldwide, via its own private, secured, encrypted protocol. Each database segment will be is encrypted, indexed and stored on the mobile device’s memory.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

By:/s/ Michael Murray

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Name: Michael Murray

Title: CEO, President, Secretary,

Treasurer and Director

Date: October 13, 2015

Perris, California